Exhibit 99.1
Contact:	Lorraine D. Miller, CFA
Senior Vice President
Finance and External Communications
404.378.0491

FOR IMMEDIATE RELEASE

WestPoint Stevens Will Move Forward with Auction of Assets
Through an Amended Plan of Reorganization

WEST POINT, GEORGIA (April 8, 2005) -- WestPoint Stevens Inc. (OTCBB: WSPQE) (www.westpointstevens.com) today announced that at a hearing before the United States Bankruptcy Court for the Southern District of New York to consider the approval of proposed bidding procedures and a break up fee in connection with the previously announced agreement for the sale of the Company to an investor group consisting of WL Ross & Co. LLC and holders of the majority of the Company's Senior Credit Facility, the Court declined to approve such bidding procedures or break up fee. Instead, the Court suggested to the Company that it proceed with a sale of the Company pursuant to a Chapter 11 plan of reorganization. Pursuant to such a procedure, the Company would still conduct an auction to determine the highest or best bid for its assets and, following the execution of a definitive agreement with the highest or best bidder, would proceed to consummate such agreement pursuant to a Chapter 11 plan to be voted upon by the Company's creditors subject to confirmation by the Bankruptcy Court.

M. L. "Chip" Fontenot, President and CEO of WestPoint Stevens commented, "This ruling allows us to move forward with the auction process and supports WestPoint Stevens' desire to achieve a plan of reorganization."

WestPoint Stevens Inc. is the nation's premier home fashions consumer products company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names GRAND PATRICIAN, PATRICIAN, MARTEX, ATELIER MARTEX, BABY MARTEX, UTICA, STEVENS, LADY PEPPERELL, SEDUCTION, VELLUX and CHATHAM -- all registered trademarks owned by WestPoint Stevens Inc. and its subsidiaries -- and under licensed brands including CHARISMA, RALPH LAUREN HOME, DISNEY HOME and GLYNDA TURLEY. WestPoint Stevens can be found on the World Wide Web at www.westpointstevens.com.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors; The future results of operations may be adversely affected by factors relating to the Chapter 11 proceedings. The information contained in this release is as of April 8, 2005. WestPoint Stevens assumes no obligation to update publicly any forward-looking statements, contained in this document as a result of new information or future events or developments.

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507 West Tenth Street - Post Office Box 71 - West Point, Georgia 31833
www.westpointstevens.com